EXHIBIT 10.1
LUNA INNOVATIONS INCORPORATED
RESTRICTED STOCK AWARD GRANT NOTICE
(2016 EQUITY INCENTIVE PLAN)
Luna Innovations Incorporated (the “Company”), pursuant to its 2016 Equity Incentive Plan (the “Plan”), hereby awards to Participant a restricted stock award covering the number of shares of the Company’s Common Stock set forth below. The Company acknowledges the receipt from Participant of consideration with respect to the par value of the shares of the Company’s Common Stock in the form of cash, past or future services rendered to the Company by Participant or such other form of consideration as is acceptable to the Board. The restricted stock award and the shares of Common Stock awarded hereunder are subject to all of the terms, conditions and restrictions as set forth herein, in the Restricted Stock Award Agreement and the Plan, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Restricted Stock Award Agreement will have the same definitions as in the Plan or the Restricted Stock Award Agreement, as applicable. If there is any conflict between the terms herein and the Plan, the terms of the Plan will control.
Participant:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Award:

Vesting Schedule:	The Unvested Shares subject to this Award will vest and become Vested Shares in accordance with the vesting schedule below (each such vesting date specified below, a “Vesting Date”):

[Insert applicable vesting schedule]

In the event Participant’s Continuous Service terminates for any reason, all Unvested Shares as of the date of such termination of Continuous Service shall immediately and automatically be forfeited and returned to the Company without any payment of consideration therefor and without any required action by or notice to Participant.

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Award Grant Notice, the Restricted Stock Award Agreement and the Plan. Participant acknowledges and agrees that this Restricted Stock Award Grant Notice and the Restricted Stock Award Agreement may not be modified, amended or revised except as provided therein or in the Plan. Participant acknowledges his or her obligation to satisfy any tax withholding obligations imposed on the Company with respect to the restricted stock award, or vesting or delivery of the underlying Common Stock subject to the restricted stock award, as a condition to the receipt of any shares of Common Stock hereunder, including by requiring a cash payment to the Company by Participant. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Award Grant Notice, the Restricted Stock Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) equity awards previously granted and delivered to Participant, and (ii) any compensation recovery policy that is or may be adopted by the Company or is otherwise required by applicable law, (iii) the Company’s stock ownership guidelines and (iv) any written employment, offer letter or severance agreement, or any written severance plan or policy that would provide for vesting acceleration of this restricted stock award upon the terms and conditions set forth therein. By accepting this restricted stock award, Participant acknowledges having received and read this Restricted Stock Grant Notice, the Restricted Stock Award Agreement and the Plan, and agrees to all of the terms and conditions set forth in these documents. Participant consents to receive this Restricted Stock Grant Notice, the Restricted Stock Agreement, the Plan, the prospectus for the Plan and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system to the extent established and maintained by the Company or another third party designated by the Company.

LUNA INNOVATIONS INCORPORATED By: Signature Title: Date:	PARTICIPANT: Signature Date:

ATTACHMENTS:	Restricted Stock Award Agreement; 2016 Equity Incentive Plan

ATTACHMENT I
LUNA INNOVATIONS INCORPORATED

RESTRICTED STOCK AWARD AGREEMENT
(2016 EQUITY INCENTIVE PLAN)
Pursuant to the Restricted Stock Award Grant Notice (the “Grant Notice”) and this Restricted Stock Award Agreement (the “Agreement” and together with the Grant Notice, the “Award”) and its 2016 Equity Incentive Plan (the “Plan”), Luna Innovations Incorporated (the “Company”) has awarded you the number of shares of the Company’s Common Stock subject to the Award as indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement but defined in the Plan will have the same definitions as in the Plan. If there is any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control.
The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows:
1.VESTING. Subject to the limitations contained herein, your Award will vest pursuant to the Vesting Schedule in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service. “Vested Shares” will mean shares subject to your Award that have vested in accordance with the Vesting Schedule and with respect to which the forfeiture conditions and restrictions set forth in Sections 2 and 3 have lapsed, and “Unvested Shares” will mean shares subject to your Award that have not vested in accordance with the Vesting Schedule that remain subject to such risk of forfeiture and restrictions on transfer as set forth in sections 2 and 3 of this Agreement.
2.
    FORFEITURE OF UNVESTED SHARES. Except as may be expressly provided in the Grant Notice or otherwise determined by the Board in its sole discretion, in the event your Continuous Service terminates for any reason, all Unvested Shares as of the date of your termination of Continuous Service shall immediately and automatically be forfeited and returned to the Company without any payment to you and without any required action or notice to you. You hereby agree to take whatever action the Company deems necessary to effectuate the Company’s reacquisition of the Unvested Shares and the return of such shares to the Company. Following such forfeiture and return to the Company, the Company will become the legal and beneficial owner of the Unvested Shares and all rights and interests in and related to such shares, and the Company will have the right to transfer to its own name the Unvested Shares without further action by you.
3.
    RESTRICTIONS AND CONDITIONS.
(a)
    In addition to any other limitation on transfer created by applicable securities laws, you may not sell, assign, hypothecate, donate, encumber or otherwise dispose of all or any part of the Unvested Shares or any interest in the Unvested Shares; provided, however, that an interest in the Unvested Shares may be transferred pursuant to a domestic relations order as defined in the Code. In the case of Vested Shares, you will not sell, assign, hypothecate, donate, encumber or otherwise dispose of all or any part of the Vested Shares or any interest in the Vested Shares except in compliance with this Agreement, the Company’s bylaws and applicable securities laws.
(b)
    In order to implement the provisions of this award, the Company may at its election either (i) after the Date of Grant, issue a certificate representing the shares of Common Stock subject to this Award and place a legend on and stop transfer notice describing the restrictions on and forfeitability of the Unvested Shares subject to this Award, in which case the Company may retain such certificates unless and until the Unvested Shares represented by such certificate have vested and may cancel such certificate if and to the extent that the Unvested Shares are forfeited and returned to the Company or (ii) not issue any certificate representing shares of Common Stock subject to this Award and instead document your interest in such shares of Common Stock by registering such shares of Common Stock with the Company’s transfer agent (or another custodian selected by the Company) in book entry form in your name with the applicable restrictions noted in the book-entry system, in which case certificate(s) representing all or a part of shares of Common Stock will not be issued unless and until Unvested Shares become Vested Shares hereunder. The Company may provide for delay in the issuance or delivery of Vested Shares as it determines appropriate in order to effectuate Section 9(b) of this Agreement.
(c)
    Unvested Shares, together with any other assets or securities in respect of such Unvested Shares (e.g., dividends), shall be remitted to the Company and subject to forfeiture and restriction on transfer pursuant to Sections 2 and 3 of this Agreement and all other restrictions of the Grant Notice, this Agreement and the Plan. Subject to the provisions of Sections 2 and 3 of this Agreement, all Vested Shares (and any other vested assets and securities attributable thereto) shall be released by the Company within sixty (60) days following the date of their vesting. At all times prior to the release of such shares of Common Stock pursuant to the foregoing sentence, the certificates or book entries representing such shares shall remain in the Company’s possession or control. If the Unvested Shares are to be certificated in accordance with Section 3(b)(i), you shall deliver to the Company a duly executed blank stock power in a form to be provided by the Company.
4.
    RIGHTS AS STOCKHOLDER. Subject to the provisions of this Award, you will exercise all rights and privileges of a stockholder of the Company with respect to the shares of Common Stock subject to this award. You will be deemed to be the holder of the shares for purposes of receiving any dividends that may be paid with respect to such shares (which will be subject to the same vesting and forfeiture restrictions as apply to the shares to which they relate) and for purposes of exercising any voting rights relating to such shares.
5.
    RESTRICTIVE LEGENDS. All certificates and/or book entries representing the Common Stock issued under your Award will be endorsed with appropriate legends determined by the Company in its sole discretion (in addition to any other legend that may be required by other agreements between you and the Company).
6.
    CAPITALIZATION ADJUSTMENTS. The number of shares and/or class of securities subject to your Award may be adjusted from time to time for Capitalization Adjustments.
7.
    SECURITIES LAW COMPLIANCE. In no event may you be issued any shares of Common Stock under your Award unless the shares are either then registered under the Securities Act or, if not registered, the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award and the issuance of shares of Common Stock under your Award also must comply with all other applicable laws and regulations, and you will not receive any shares of Common Stock under your Award if the Company determines that such receipt would not be in material compliance with such laws and regulations.
8.
    AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue your employment. In addition, nothing in your Award will obligate the Company or an Affiliate, their respective stockholders, boards of directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.
9.
    WITHHOLDING OBLIGATIONS.
(a)
    At the time your Award is made, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award (the “Withholding Taxes”). The Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your Award by any of the following means or by a combination of such means: (i) withholding from any amounts otherwise payable to you by the Company; (ii) causing you to tender a cash payment; (iii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value equal to the amount of such Withholding Taxes or (iv) permitting or requiring you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares subject to your Award to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or its Affiliates; provided, however, that the number of such shares of Common Stock withheld may not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and provided, further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Company’s Compensation Committee.
(b)
    Unless the tax withholding obligations of the Company and any Affiliate are satisfied, the Company will have no obligation to issue a certificate for such shares, delivery of such shares and/or release such shares from any escrow (as applicable) provided for in this Agreement.
(c)
    In the event the Company’s obligation to withhold arises prior to the delivery or release to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
10.
    TAX CONSEQUENCES. The Company has no duty or obligation to minimize the tax consequences to you of this Award and shall not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. You agree to review with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. You will rely solely on such advisors and not on any statements or representations of the Company or any of its agents. You understand that Section 83 of the Code taxes as ordinary income to you the fair market value of the shares of Common Stock issued to you pursuant to the Award as of the date any restrictions on such shares lapse (that is, as of the date on which part or all of such shares vest). You understand that you may elect to be taxed at the time the Common Stock is issued to you pursuant to your Award, rather than when and as applicable restrictions lapse, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service within thirty (30) days after the date you acquire shares of Common Stock pursuant to your Award. Even if the fair market value of the Common Stock at the time of grant of your Award equals the amount paid for the Common Stock, the 83(b) Election must be made to avoid income under Section 83(a) in the future. You understand that failure to file such an 83(b) Election in a timely manner may result in adverse tax consequences for you. You acknowledge that the foregoing is only a summary of the effect of U.S. federal income taxation with respect to issuance of the Common Stock pursuant to your Award, and does not purport to be complete. You further acknowledge that the Company has directed you to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which you may reside, and the tax consequences of your death. You assume all responsibility for filing an 83(b) Election and paying all taxes resulting from such election or the lapse of the restrictions on the Common Stock. YOU ACKNOWLEDGE THAT IT IS YOUR OWN RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(B) OF THE CODE. THE COMPANY AND ITS LEGAL COUNSEL CANNOT ASSUME RESPONSIBILITY FOR FAILURE TO FILE THE 83(B) ELECTION IN A TIMELY MANNER UNDER ANY CIRCUMSTANCES. YOU ASSUME ALL RESPONSIBILTY FOR PAYING ALL TAXES RESULTING FROM SUCH ELECTION OR THE LAPSE OF THE RESTRICTIONS ON THE COMMON STOCK.
11.
    NOTICES. Any notices provided for in your Award or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five days after deposit in the U.S. mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
12.
    GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan will control. In addition, your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law.
13.
    OTHER DOCUMENTS. You hereby acknowledge receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.
14.
    EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of this Award will not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
15.
    SEVERABILITY. If all or any part of this Award or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Award or the Plan not declared to be unlawful or invalid. Any Section of this Award (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
16.
    MISCELLANEOUS.
(a)
    The rights and obligations of the Company under your Award are transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company and subject to the terms and conditions of this Agreement and the Plan.
(b)
    You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
(c)
    You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.
*    *    *
This Restricted Stock Award Agreement will be deemed to be signed by the Company and Participant upon the signing by Participant of the Restricted Stock Award Grant Notice to which it is attached or (to the extent established and permitted by the Company) by acceptance of this Award through the Company’s electronic stock plan administration system.

ATTACHMENT II
2016 EQUITY INCENTIVE PLAN

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